Table of Contents

Exhibit 2.14

AMENDED AND RESTATED GUARANTY

Dated as of February 10, 2012

between

PETRÓLEO BRASILEIRO S.A.—PETROBRAS,

as Guarantor,

and

THE BANK OF NEW YORK MELLON, as

Trustee for the Noteholders

Referred to Herein

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The Guaranty dated as of March 31, 2010 (the “Original Guaranty”) is hereby amended and restated in its entirety as follows:

AMENDED AND RESTATED GUARANTY

AMENDED AND RESTATED GUARANTY (this “Amended and Restated Guaranty”), dated as of February 10, 2012, between PETRÓLEO BRASILEIRO S.A.—PETROBRAS (the “Guarantor”), a sociedade de economia mista organized and existing under the laws of the Federative Republic of Brazil (“Brazil”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee for the holders of the Notes (as defined below) issued pursuant to the Indenture (as defined below) (the “Trustee”).

WITNESSETH:

WHEREAS, Petrobras International Finance Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly-owned Subsidiary of the Guarantor (the “Issuer”), has entered into an Indenture dated as of July 19, 2002 (the “Original Indenture”) with the Trustee (as successor to JPMorgan Chase Bank, a New York banking corporation), as supplemented by the amended and restated second supplemental indenture, dated as of September 18, 2003, among the Issuer, the Guarantor and the Trustee (the “Reopening Supplemental Indenture”),  as further supplemented by the amended and restated second supplemental indenture dated as of March 31, 2010, among the Issuer, the Guarantor and the Trustee (the “2010 Amended and Restated Second Supplemental Indenture”), and as further supplemented by the sixth supplemental indenture dated as of the date hereof, among the Issuer, the Guarantor and the Trustee (the “Sixth Supplemental Indenture”).  The Original Indenture, as supplemented by the 2010 Amended and Restated Second Supplemental Indenture and the Sixth Supplemental Indenture and as amended or supplemented from time to time with respect to the Notes, is hereinafter referred to as the “Indenture”;

WHEREAS, the Issuer has duly authorized the issuance of its notes in such principal amount or amounts as may from time to time be authorized in accordance with the Indenture and has, as of September 18, 2003, issued an additional U.S.$250,000,000 aggregate principal amount of its 9.125% Global Notes due 2013 (the “Reopening Notes”) under the Original Indenture as supplemented by the Reopening Supplemental Indenture (the “Reopening Indenture”).  The Reopening Notes are consolidated, form a single series and are fully fungible with the Company’s outstanding 9.125% Global Notes due 2013 originally issued on July 2, 2003 under the Original Indenture as supplemented by the second supplemental indenture, dated as of July 2, 2003, by and among the Issuer, the Guarantor and the Trustee (the “Second Supplemental Indenture”), in the aggregate principal amount of U.S.$500,000,000 (the “Original Notes” and, together with the Reopening Notes, the “Notes”);

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WHEREAS, the Guarantor, in its capacity as the Standby Purchaser (the “Standby Purchaser”), had entered into the Amended and Restated Standby Purchase Agreement (the “Amended and Restated Standby Purchase Agreement”) on September 18, 2003 in order to provide the holders of the Notes (the “Noteholders”) with assurances that, if the Issuer shall fail to make all required payments of principal, interest or other amounts due in respect of the Notes and the Indenture, the Standby Purchaser would be obligated, without any action on the part of the Noteholders, to immediately purchase the rights of the Noteholders to receive such amounts in consideration of the payment by the Standby Purchaser of an amount of funds equal to the amounts then owed by the Issuer under the Indenture and the Notes, subject to the provisions thereof;

WHEREAS, the Guarantor replaced the Amended and Restated Standby Purchase Agreement with the Original Guaranty on March 31, 2010 in order to provide the Noteholders with an irrevocable and unconditional guaranty that, if the Issuer shall fail to make any required payments of principal, interest or other amounts due in respect of the Notes and the Indenture, the Guarantor will pay any such amounts whether at stated maturity, or earlier or later by acceleration or otherwise;

WHEREAS, the Guarantor wishes to amend the Original Guaranty to replace the term “U.S. GAAP” by “Reporting GAAP” in certain sections hereof;

WHEREAS, the Guarantor  agrees that it has and will derive substantial direct and indirect benefits from the issuance of the Notes by the Issuer;

WHEREAS, each of the parties hereto is entering into this Amended and Restated Guaranty for the benefit of the other party and for the equal and ratable benefit of the Noteholders;

WHEREAS, Section 9 of the Original Guaranty and Section 9.01 of the Indenture provide that the Trustee and the Guarantor may enter into amendments to the Original Guaranty and the Indenture provided that such action does not adversely affect the interests of the Noteholders in any material respect.

NOW, THEREFORE, the Guarantor  and the Trustee hereby agree as follows:

SECTION 1.       Definitions.

(a) All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as supplemented. All such definitions shall be read in a manner consistent with the terms of this Amended and Restated Guaranty.

(b) As used herein, the following capitalized terms shall have the following meanings:

“Affiliate,” with respect to any Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; it being understood that for purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person shall mean the possession, direct or indirect, of the power to vote 25% or more of the equity or similar voting interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

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“Authorized Representative” of the Guarantor  or any other Person means the person or persons authorized to act on behalf of such entity by its chief executive officer, president, chief operating officer, chief financial officer or any vice president or its Board of Directors or any other governing body of such entity.

“Base Prospectus” has the meaning set forth in the definition of Registration Statement herein.

“Bear Stearns” means Bear, Stearns & Co. Inc.

“Board of Directors”, when used with respect to a corporation, means either the board of directors of such corporation or any committee of that board duly authorized to act for it, and when used with respect to a limited liability company, partnership or other entity other than a corporation, any Person or body authorized by the organizational documents or by the voting equity owners of such entity to act for them.

“Denomination Currency” has the meaning specified in Section 15(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Offering Document” has the meaning specified in Section 7(d).

“Guaranteed Obligations” has the meaning specified in Section 2.

“Indebtedness” means any obligation (whether present or future, actual or contingent and including, without limitation, any Guarantee) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under generally accepted accounting principles in the country of incorporation of the relevant obligor, would constitute a capital lease obligation).

“Judgment Currency” has the meaning specified in Section 15(b).

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, property, condition (financial or otherwise) or, results of operation, of the Guarantor together with its consolidated Subsidiaries, taken as a whole, (b) the validity or enforceability of this Amended and Restated Guaranty or any other Transaction Document or (c) the ability of the Guarantor to perform its obligations under this Amended and Restated Guaranty or any other Transaction Document, or (d) the material rights or benefits available to the Noteholders or the Trustee, as representative of the Noteholders under the Indenture, this Amended and Restated Guaranty or any of the other Transaction Documents.

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“Material Subsidiary” means, as to any Person, any Subsidiary of such Person which, on any given date of determination, accounts for more than 7.5% of Petrobras’ total consolidated assets, as such total assets are set forth on the most recent consolidated financial statements of Petrobras prepared in accordance with Reporting GAAP (or if Petrobras does not prepare financial statements in Reporting GAAP, consolidated financial statements prepared in accordance with Brazilian generally accepted accounting principles).

“Officer’s Certificate” means a certificate of an Authorized Representative of the Guarantor.

“Opinion of Counsel” means a written opinion of counsel from any Person either expressly referred to herein or otherwise reasonably satisfactory to the Trustee which may include, without limitation, counsel for the Guarantor, whether or not such counsel is an employee of the Guarantor.

“Permitted Lien” means a:

(i)  Lien granted in respect of Indebtedness owed to the Brazilian government, Banco Nacional de Desenvolvimento Econômico e Social or any official government agency or department of Brazil or of any state or region thereof;

(ii)  Lien arising by operation of law, such as merchants’, maritime or other similar Liens arising in the Guarantor’s ordinary course of business or that of any Subsidiary or Lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

(iii)  Lien arising from the Guarantor’s obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with the Guarantor’s past practice;

(iv)  Lien arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which such Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

(v)  Lien granted upon or with respect to any assets hereafter acquired by the Guarantor or any Subsidiary to secure the acquisition costs of such assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such assets, including any Lien existing at the time of the acquisition of such assets as long as the maximum amount so secured shall not exceed the aggregate acquisition costs of all such assets or the aggregate Indebtedness incurred solely for the acquisition of such assets;

(vi)  Lien granted in connection with the Indebtedness of a Wholly-Owned Subsidiary owing to the Guarantor or another Wholly-Owned Subsidiary;

(vii)  Lien existing on any asset or on any stock of any Subsidiary prior to the acquisition thereof by the Guarantor or any Subsidiary as long as such Lien is not created in anticipation of such acquisition;

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(viii)  Lien over any Qualifying Asset relating to a project financed by, and securing Indebtedness incurred in connection with, the Project Financing of such project by the Guarantor, any of the Guarantor’s Subsidiaries or any consortium or other venture in which the Guarantor or any Subsidiary has any ownership or other similar interest;

(ix)  Lien existing as of the date of the Indenture;

(x)  Lien resulting from the Transaction Documents;

(xi)  Lien incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by the Issuer, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on such securities for a period of up to 24 months as required by any Rating Agency as a condition to such Rating Agency rating such securities investment grade or as is otherwise consistent with market conditions at such time, as such conditions are satisfactorily demonstrated to the Trustee;

(xii)  Lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by a Lien referred to in paragraphs (i) through (xi) above (but not paragraph (iv)), provided that such Lien does not extend to any other property, the principal amount of the Indebtedness secured by such Lien is not increased, and in the case of paragraphs (i), (ii), (iii) and (vii), the obligees meet the requirements of such paragraphs and in the case of paragraph (viii), the Indebtedness is incurred in connection with a Project Financing by the Guarantor, any of the Guarantor’s Subsidiaries or any consortium or other venture in which the Guarantor or any Subsidiary have any ownership or other similar interests; and

(xiii)  Lien in respect of Indebtedness the principal amount of which in the aggregate, together with all Liens not otherwise qualifying as the Guarantor’s Permitted Liens pursuant to clauses (i) through (xii) of this definition, does not exceed 7.5% of the Guarantor’s consolidated total assets (as determined in accordance with Reporting GAAP) at any date as at which the Guarantor’s balance sheet is prepared and published in accordance with applicable Law.

“Person” means any individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Preliminary Offering Document” has the meaning specified in Section 7(c).

“Preliminary Prospectus Supplement” has the meaning specified in Section 7(c).

“Process Agent”  has the meaning specified in Section 16(c).

“Project Financing” of any project means the incurrence of Indebtedness relating to the exploration, development, expansion, renovation, upgrade or other modification or construction of such project pursuant to which the providers of such Indebtedness or any trustee or other intermediary on their behalf or beneficiaries designated by any such provider, trustee or other intermediary are granted security over one or more Qualifying Assets relating to such project for repayment of principal, premium and interest or any other amount in respect of such Indebtedness.

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“Qualifying Asset” in relation to any Project Financing means:

(i)         any concession, authorization or other legal right granted by any Governmental Authority to the Guarantor or any of the Guarantor’s Subsidiaries, or any consortium or other venture in which the Guarantor or any Subsidiary has any ownership or other similar interest;

(ii)        any drilling or other rig, any drilling or production platform, pipeline, marine vessel, vehicle or other equipment or any refinery, oil or gas field, processing plant, real property (whether leased or owned), right of way or plant or other fixtures or equipment;

(iii)       any revenues or claims which arise from the operation, failure to meet specifications, failure to complete, exploitation, sale, loss or damage to, such concession, authorization or other legal right or such drilling or other rig, drilling or production platform, pipeline, marine vessel, vehicle or other equipment or refinery, oil or gas field, processing plant, real property, right of way, plant or other fixtures or equipment or any contract or agreement relating to any of the foregoing or the Project Financing of any of the foregoing (including insurance policies, credit support arrangements and other similar contracts) or any rights under any performance bond, letter of credit or similar instrument issued in connection therewith;

(iv)       any oil, gas, petrochemical or other hydrocarbon‑based products produced or processed by such project, including any receivables or contract rights arising therefrom or relating thereto and any such product (and such receivables or contract rights) produced or processed by other projects, fields or assets to which the lenders providing the Project Financing required, as a condition therefor, recourse as security in addition to that produced or processed by such project; and

(v)        shares or other ownership interest in, and any subordinated debt rights owing to the Guarantor by, a special purpose company formed solely for the development of a project, and whose principal assets and business are constituted by such project and whose liabilities solely relate to such project.

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“Registration Statement” means the registration statement on Form F-3 under the Securities Act, initially dated July 5, 2002 and as amended on July 19, 2002 and further amended on August 14, 2002, filed with the SEC (File No. 333-92044) covering the registration of the Notes under the Securities Act and including the related base prospectus in the form dated August 14, 2002 (the “Base Prospectus”) at the time such registration statement was declared effective by the SEC, as amended to the date hereof (including any post-effective amendment that includes a prospectus or prospectus supplement), together with any documents incorporated by reference therein.

“Reopening Offering Document” has the meaning specified in Section 7(e).

“Reopening Prospectus Supplement” has the meaning specified in Section 7(e).

“Reopening Transaction Documents” means, collectively, the Reopening Indenture, the Notes and the Amended and Restated Standby Purchase Agreement.

“Reporting GAAP” means (i) generally accepted accounting principles in effect in the United States of America applied on a basis consistent with the principles, methods, procedures and practices in effect from time to time or (ii) International Financial Reporting Standards (IFRS) as adopted by the International Accounting Standards Board (IASB) as from the date the Guarantor adopts IFRS as its primary reporting or accounting standard in its reports filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

“SEC” means the United States Securities and Exchange Commission.

“Second Underwriting Agreement” has the meaning specified in Section 7(a).

“Securities Act” means the United States Securities Act of 1933, as amended.

“Successor Company” has the meaning specified in Section 8(m)(A).

“Termination Date” has the meaning specified in Section 6.

“TIA” means the United States Trust Indenture Act of 1939, as amended.

“Transaction Documents” means, collectively, the Indenture, the Notes and this Amended and Restated Guaranty.

“Underwriters” means Bear, Stearns & Co. Inc., Deutsche Bank Securities Inc., Santander Central Hispano Investment Securities Inc and HSBC Securities (USA) Inc., acting as such under the Underwriting Agreement.

“Underwriting Agreement” has the meaning specified in Section 7(a).

“U.S. GAAP” means generally accepted accounting principles in effect in the United States applied on a basis consistent with the principles, methods, procedures and practices set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

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(c) Construction. The parties agree that items (1) through (5) of Section 1.01 of the Indenture shall apply to this Amended and Restated Guaranty, except as otherwise expressly provided or unless the context otherwise requires.

SECTION 2.       Guaranty.

 (a)       The Guarantor hereby unconditionally and irrevocably guarantees the full and punctual payment when due, as a guaranty of payment and not of collection, whether at the Stated Maturity, or earlier or later by acceleration or otherwise, of all obligations of the Issuer now or hereafter existing under the Indenture and the Notes, whether for principal, interest, make-whole premium, fees, indemnities, costs, expenses or otherwise (such obligations being the “Guaranteed Obligations”), and the Guarantor agrees to pay any and all expenses (including reasonable and documented counsel fees and expenses) incurred by the Trustee or any Noteholder in enforcing any rights under this Amended and Restated Guaranty with respect to such Guaranteed Obligations.  Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Issuer to the Trustee or any Noteholder under the Indenture and the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, insolvency, reorganization or similar proceeding involving the Issuer.

(b)        In the event that the Issuer does not make payments to the Trustee of all or any portion of the Guaranteed Obligations, upon receipt of notice of such non-payment by the Trustee, the Guarantor will make immediate payment to the Trustee of any such amount or portion of the Guaranteed Obligations owing or payable under the Indenture and the Notes.  Such notice shall specify the amount or amounts under the Indenture and the Notes that were not paid on the date that such amounts were required to be paid under the terms of the Indenture and the Notes.

(c)        The obligation of the Guarantor under this Amended and Restated Guaranty shall be absolute and unconditional upon receipt by it of the notice contemplated herein absent manifest error.  The Guarantor shall not be relieved of its obligations hereunder unless and until the Trustee shall have indefeasibly received all amounts required to be paid by the Guarantor hereunder (and any Event of Default under the Indenture has been cured, it being understood that the Guarantor’s obligations hereunder shall terminate following payment by the Issuer and/or the Guarantor of the entire principal, all accrued interest and all other amounts due and owing in respect of the Notes and the Indenture.  All amounts payable by the Guarantor hereunder shall be payable in U.S. dollars and in immediately available funds to the Trustee.

All payments actually received by the Trustee pursuant to this Section 2 after 1:00 p.m. (New York time) on any Business Day will be deemed, for purposes of this Amended and Restated Guaranty, to have been received by the Trustee on the next succeeding Business Day.

SECTION 3.       Guaranty Absolute.

(a) The Guarantor’s obligations under this Amended and Restated Guaranty  are absolute and unconditional regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Noteholder under its Notes or the Indenture.  The obligations of the Guarantor  under or in respect of this Amended and Restated Guaranty  are independent of the Guaranteed Obligations or any other obligations of the Issuer, the Issuer’s Subsidiaries or the Guarantor’s Subsidiaries under or in respect of the Indenture and the Notes or any other document or agreement, and a separate action or actions may be brought and prosecuted against the Guarantor  to enforce this Amended and Restated Guaranty, irrespective of whether any action is brought against the Issuer or whether the Issuer is joined in any such action or actions.  The liability of the Guarantor  under this Amended and Restated Guaranty  shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor  hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

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(i)                 any lack of validity or enforceability of any of the Transaction Documents;

(ii)               any provision of applicable Law  or regulation purporting to prohibit the payment by the Issuer of any amount payable by it under the Indenture and the Notes;

(iii)             any provision of applicable Law  or regulation purporting to prohibit the payment by the Guarantor of any amount payable by it under this Amended and Restated Guaranty;

(iv)             any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed  Obligations or any other obligations of any other person or entity under or in respect of the Transaction Documents, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the obligations of the Issuer under the Indenture and the Notes as a result of further issuances, any rescheduling of the Issuer’s obligations under the Notes of  the Indenture or otherwise;

(v)               any taking, release or amendment or waiver of, or consent to departure from, any other guaranty or agreement similar in function to this Amended and Restated Guaranty, for all or any of the obligations of the Issuer under the Indenture or the Notes;

(vi)             any manner of sale or other disposition of any assets of any Noteholder;

(vii)           any change, restructuring or termination of the corporate structure or existence of the Issuer or the Guarantor  or any Subsidiary thereof or any change in the name, purposes, business, capital stock (including ownership thereof) or constitutive documents of the Issuer or the Guarantor;

(viii)         any failure of the Trustee to disclose to the Guarantor  any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Issuer or any of its Subsidiaries (the Guarantor  hereby waiving any duty on the part of the Trustee or any Noteholders to disclose such information);

(ix)    the failure of any other person or entity to execute or deliver any other guaranty  or agreement or the release or reduction of liability of any other guarantor or surety with respect to the Indenture;

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(x)          any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Trustee or any Noteholder that might otherwise constitute a defense available to, or a discharge of, the Issuer or the Guarantor  or any other party; or

(xi)        any claim of set-off or other right which the Guarantor  may have at any time against the Issuer or the Trustee, whether in connection with this transaction or with any unrelated transaction.

 (b)        This Amended and Restated Guaranty  shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed  Obligations is rescinded or must otherwise be returned by any Noteholder or any other person or entity upon the insolvency, bankruptcy or reorganization of the Issuer or the Guarantor  or otherwise, all as though such payment had not been made.

SECTION 4.       Independent Obligation.

                        The obligations of the Guarantor  hereunder are independent of the Issuer’s obligations under the Notes and the Indenture.  The Trustee, on behalf of the Noteholders, may neglect or forbear to enforce payment under the Indenture and the Notes, without in any way affecting or impairing the liability of the Guarantor  hereunder.  The Trustee shall not be obligated to exhaust recourse or remedies against the Issuer to recover payments required to be made under the Indenture nor take any other action against the Issuer before being entitled to payment from the Guarantor  of all amounts contemplated in Section  2 hereof owed hereunder or proceed against or have resort to any balance of any deposit account or credit on the books of the Trustee in favor of the Issuer or in favor of the Guarantor.  Without limiting the generality of the foregoing, the Trustee shall have the right to bring a suit directly against the Guarantor, either prior or subsequent to or concurrently with any lawsuit against, or without bringing suit against, the Issuer.

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SECTION 5.       Waivers and Acknowledgments.

 (a)  The Guarantor  hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed  Obligations and this Amended and Restated Guaranty  and any requirement that the Trustee, on behalf of the Noteholders, protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Issuer or any other Person.

(b)        The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Amended and Restated Guaranty and acknowledges that this Amended and Restated Guaranty is continuing in nature and applies to the Guaranteed Obligations, whether the same are existing now or in the future.

(c)        The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Noteholder or the Trustee on behalf of the Noteholders that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor  or other rights of the Guarantor  to proceed against the Issuer or any other person or entity and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed  Obligations of the Guarantor  hereunder.

(d)       The Guarantor  hereby unconditionally and irrevocably waives any duty on the part of the Trustee or any Noteholder to disclose to the Guarantor  any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Issuer now or hereafter known by the Trustee or any Noteholder, as applicable.

(e)        The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Transaction Documents and that the waivers set forth in this Section 5 are knowingly made in contemplation of such benefits.

(f)        The recitals contained in this Amended and Restated Guaranty shall be taken as the statements of the Issuer and the Guarantor, as applicable, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representation as to the validity or sufficiency of this Amended and Restated Guaranty, of any offering materials, the Indenture or of the Notes.

(g)        The Guarantor unconditionally and irrevocably waives, to the fullest extent permitted under Brazilian law, any benefit it may be entitled to under Articles 827, 834, 835, 838 and 839 of the Brazilian Civil Code, and under Article 595, caput, of the Brazilian Civil Procedure Code.

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SECTION 6.       Claims Against the Issuer.

The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Issuer or any other guarantor that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under or in respect of this Amended and Restated  Guaranty or any other Transaction Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, or to participate in any claim or remedy of the Trustee, on behalf of the Noteholders, against the Issuer or any other person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer or any other person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Amended and Restated Guaranty shall have been paid in full in cash.  If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Amended and Restated Guaranty and (b) the date on which all of the obligations of the Issuer under the Indenture and the Notes have been discharged in full (the later of such dates being the “Termination Date”), such amount shall be paid over to and received and held by the Trustee in trust for the benefit of the Noteholders, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Trustee in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Amended and Restated Guaranty, whether matured or unmatured, in accordance with the terms of the Indenture.  If (i) the Guarantor shall make payment to any Noteholder or the Trustee, on behalf of the Noteholders, of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Amended and Restated Guaranty shall have been paid in full in cash and (iii) the Termination Date shall have occurred, then the Trustee, on behalf of the Noteholders, will, at the Guarantor’s written request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Amended and Restated Guaranty.

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SECTION 7.      Representations and Warranties.  The Guarantor made the following representations and warranties to the Trustee on behalf of the Noteholders as of the date of the Amended and Restated Standby Purchase Agreement, all of which shall survive the execution and delivery of this Amended and Restated Guaranty:

(a)        The Issuer and the Standby Purchaser (collectively, the “Companies”) and the transactions contemplated in (i) the Underwriting Agreement dated as of June 27, 2003 among the Standby Purchaser, the Issuer and the Underwriters (the “Underwriting Agreement”) in connection with the offer and sale of the Original Notes and (ii) the Underwriting Agreement dated as of September 11, 2003, among the Standby Purchaser, the Issuer and Bear Stearns in connection with the offer and sale of the Reopening Notes (the “Second Underwriting Agreement” and together with the Underwriting Agreement, the “Underwriting Agreements”), meet the requirements set forth in Form F-3 under the Securities Act for use of the Registration Statement in connection with the offering of the Notes that are the subject of the Amended and Restated Standby Purchase Agreement.

(b)        The Standby Purchaser and the Issuer have filed the Registration Statement with the SEC, the Registration Statement has been declared effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement (including the Base Prospectus) is in effect and no proceedings for such purposes are pending or, to the best of the Companies’ knowledge, threatened by the SEC.

(c)        The Standby Purchaser and the Issuer have filed with the SEC pursuant to Rule 424(b) under the Securities Act a proposed form of supplement to the Base Prospectus with respect to the Original Notes (the “Preliminary Prospectus Supplement”) within the time frame required thereunder.  The Base Prospectus as supplemented by the Preliminary Prospectus Supplement, together with any documents incorporated by reference therein, is herein referred to as the “Preliminary Offering Document”.

(d)       The Standby Purchaser and the Issuer have filed with the SEC pursuant to Rule 424(b) under the Securities Act a final form of supplement to the Base Prospectus (the “Final Prospectus Supplement”) dated June 27, 2003, relating to the Original Notes and the distribution thereof.  The Base Prospectus as supplemented by the Final Prospectus Supplement in the form in which it shall be filed with the SEC pursuant to Rule 424(b), together with any documents incorporated by reference therein, is herein referred to as the “Final Offering Document”.

(e)        The Standby Purchaser and the Issuer have filed with the SEC pursuant to Rule 424(b) under the Securities Act a final form of supplement to the Base Prospectus (the “Reopening Prospectus Supplement”) dated September 11, 2003, relating to the Reopening Notes and the distribution thereof.  The Base Prospectus as supplemented by the Reopening Prospectus Supplement in the form in which it shall be filed with the SEC pursuant to Rule 424(b), together with any documents incorporated by reference therein, is herein referred to as the “Reopening Offering Document.”

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(f)        Each of the Companies has filed all the documents required to be filed by it with the SEC pursuant to the Exchange Act, including but not limited to the annual reports on Form 20-F for the year ended December 31, 2002 and Forms 6-K in connection with their respective financial statements for the three months ended March 31, 2003, and the six months ended June 30, 2003.  Each document filed or to be filed by the Companies under the Exchange Act complied and will comply when so filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC and the documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document, at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

(g)        The Original Indenture, the Reopening Supplemental Indenture and the Amended and Restated Standby Purchase Agreement have been qualified under the TIA, and all filings and other actions required under the TIA to permit the use of the Reopening Indenture, the issuance of the Notes thereunder and the execution by the Standby Purchaser and the Trustee of the Amended and Restated Standby Purchase Agreement have been made and taken prior to the date of the Amended and Restated Standby Purchase Agreement.

(h)        Prior to the termination of the offering of the Notes, neither the Standby Purchaser nor the Issuer has filed any amendment to the Registration Statement or supplement to the Final Offering Document or to the Reopening Offering Document which shall not have previously been furnished to the Underwriters or of which the Underwriters shall not previously have been advised or to which the Underwriters shall have reasonably objected in writing.

(i)         Each of the Registration Statement, as amended, as of the time it became effective under the Securities Act, and the Final Offering Document as amended or supplemented as of the date thereof and as of the Original Closing Date, contained all disclosures required under applicable laws, including the Securities Act and the rules and regulations thereunder.  The Reopening Offering Document as amended or supplemented as of the date of the Amended and Restated Standby Purchase Agreement contains all disclosures required under applicable laws, including the Securities Act and the rules and regulations thereunder.  Neither (i) the Registration Statement, as amended, as of the time it became effective under the Securities Act nor (ii) the Final Offering Document as amended or supplemented as of the Original Closing Date, contains or will contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Reopening Offering Document as amended and supplemented as of the date of the Amended and Restated Standby Purchase Agreement does not contain nor will it contain any untrue statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the Standby Purchaser does not make any representation or warranty as to the information contained in or omitted from the Registration Statement, the Final Offering Document or the Reopening Offering Document in reliance upon and in conformity with information furnished in writing to the Standby Purchaser and the Issuer by the Underwriters, specifically for inclusion therein, which shall consist solely of the first and sixth paragraphs under the captions “Plan of Distribution” in the Final Prospectus Supplement and the first and sixth paragraphs under the captions “Plan of Distribution” in the Reopening Prospectus Supplement.

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(j)         Neither the Issuer nor the Standby Purchaser is an “investment company” or a company “controlled by” an “investment company” as such terms are defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder. After giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Registration Statement, the Final Offering Document and the Reopening Offering Document neither the Issuer nor the Standby Purchaser will be an “investment company” or a company “controlled by” an “investment company” as such terms are defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

(k)        Neither the Standby Purchaser, nor any of its Affiliates, nor any person acting on their behalf (other than the Underwriters as to which the Standby Purchaser makes no representation or warranty), has paid or agreed to pay to any person any compensation for soliciting another to purchase (i) the Notes or (ii) any other securities of the Standby Purchaser or the Issuer within the last 90 days, except in the case of either (i) or (ii) as contemplated by the Underwriting Agreements.

(l)         Neither the Standby Purchaser, nor any of its Affiliates, nor any person acting on their behalf (other than the Underwriters as to which the Standby Purchaser makes no representation or warranty), has, directly or indirectly, taken any action designed to cause or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Standby Purchaser or the Issuer to facilitate the initial sale or resale of the Notes under the Exchange Act, or otherwise.

(m)       The Standby Purchaser has been duly organized and is validly existing as a sociedade de economia mista (mixed-capital company) in good standing (to the extent that good standing is applicable under applicable Law) under the Laws of Brazil.  Each of the Standby Purchaser’s Significant Subsidiaries (as defined in Rule 12b-2 under the Exchange Act) has been duly incorporated and is validly existing as a corporation in good standing (to the extent relevant) under the Laws of the jurisdiction in which it is chartered or organized.  Each of the Standby Purchaser and its Significant Subsidiaries is licensed (if and to the extent necessary) and has the full corporate power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Registration Statement, the Final Offering Document and the Reopening Offering Document, and to enter into and perform its obligations under the Amended and Restated Standby Purchase Agreement and the other Reopening Transaction Documents to which it is a party, and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction which requires such qualification, except, in the case of its Significant Subsidiaries other than the Issuer, where the failure to be so qualified will not have a Material Adverse Effect.  The Standby Purchaser owns, directly or indirectly, all of the outstanding equity interests of the Issuer and its other Significant Subsidiaries.

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(n)        All the outstanding shares of capital stock, if any, of each Subsidiary of the Standby Purchaser have been duly and validly authorized and issued and are fully paid and non-assessable except, in the case of the Subsidiaries (other than the Issuer), as would not have a Material Adverse Effect, and all outstanding shares of capital stock of the Subsidiaries are owned by the Companies, as the case may be, either directly or through wholly owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(o)        The Standby Purchaser’s capitalization as of the Original Closing Date is as set forth in the Final Offering Document.  The Standby Purchaser’s capitalization as of the Closing Date is as set forth in the Re-Opening Offering Document.

(p)        There have been no material changes with respect to the matters disclosed in “Item 11. Qualitative and Quantitative Disclosure About Market Risk” in the Form 20-F of the Standby Purchaser for the year ended December 31, 2002, except as otherwise specified in the Final Offering Document and the Reopening Offering Document.

(q)        The Amended and Restated Standby Purchase Agreement has been duly authorized, executed and delivered by the Standby Purchaser; each of the Amended and Restated Standby Purchase Agreement, the Reopening Supplemental Indenture and each other document executed and delivered in connection therewith to which the Standby Purchaser is party has been duly authorized and, assuming due authorization, execution and delivery thereof by each other party to those Reopening Transaction Documents (other than the Standby Purchaser), when executed and delivered by the Standby Purchaser, will constitute a legal, valid and binding agreement of the Standby Purchaser, enforceable against the Standby Purchaser in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the descriptions of the Reopening Transaction Documents in the Final Offering Document and the Reopening Offering Document fairly summarize the rights and obligations of the parties thereto.

(r)        The Notes have been duly authorized, and, when issued under the Reopening Indenture, authenticated by the Trustee and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreements, will have been duly executed, issued and delivered and will constitute legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity and will be entitled to the benefits provided by the Reopening Indenture as described in the Registration Statement, the Final Offering Document and the Reopening Offering Document.

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(s)        The Notes will constitute the general unsecured and unsubordinated obligations of the Issuer and will rank pari passu in priority of payment and in right of seniority with all other unsecured and unsubordinated obligations of the Issuer that are not, by their terms, expressly subordinated in right of payment to the Notes, except for statutory liens and preferences.  The obligations of the Standby Purchaser under the Amended and Restated Standby Purchase Agreement will constitute the general unsecured and unsubordinated obligations of the Standby Purchaser and will rank pari passu in priority of payment and in right of seniority with all other unsecured and unsubordinated obligations of the Standby Purchaser that are not, by their terms, expressly subordinated in right of payment to the rights of the Trustee, except for statutory liens and preferences.

(t)        No consent, approval, authorization, filing with or order of any Governmental Authority is required for (i) the valid authorization, issuance, sale and delivery of the Notes or (ii) the execution, delivery or performance by the Issuer and the Standby Purchaser of any of their respective obligations under any of the Reopening Transaction Documents in the manner contemplated in the Registration Statement, the Final Offering Document and the Reopening Offering Document including, without limitation, making any of the applicable payments required to be made after the date of the Amended and Restated Standby Purchase Agreement under or in respect of any of the Reopening Transaction Documents, except for (i) the filing of the Final Prospectus Supplement and the Reopening Prospectus Supplement, in each case, pursuant to Rule 424(b) under the Securities Act, which has been effected prior to the date of the Amended and Restated Standby Purchase Agreement, (ii) such consents as may be required under state or foreign securities or blue sky laws and (iii) such filings or consents as may be required by the by-laws and rules of the National Association of Securities Dealers, Inc. or NASD Regulation, Inc. in connection with the use of the Base Prospectus for issuances of securities by the Standby Purchaser and the Issuer and the purchase and distribution of the Notes by the Underwriters and the confirmation by the National Association of Securities Dealers, Inc. that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements, each of which has, to the best of the Companies’ knowledge been obtained and is in full force and effect.

(u)        Neither of the Issuer nor the Standby Purchaser is currently in violation of its charter, by-laws or comparable organizational documents; neither the issuance and sale of the Notes, the execution and delivery of any of the Reopening Transaction Documents nor the consummation of any of the transactions described or contemplated therein, nor the fulfillment of the terms thereof will conflict with, or give rise to any right to accelerate the maturity or require the prepayment, repurchase or redemption of any indebtedness under, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Companies or any of their Material Subsidiaries pursuant to, (i) the charter, by-laws or comparable organizational documents of either of the Issuer or the Standby Purchaser or any of their Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Issuer or the Standby Purchaser or any of their Subsidiaries is a party or is bound or to which any of their property or assets is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer or the Standby Purchaser or any of their Subsidiaries, except in the case of clauses (ii) or (iii) such as could not reasonably be expected to have a Material Adverse Effect.

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(v)        The consolidated historical financial statements of the Issuer and the Standby Purchaser and their consolidated Subsidiaries included in the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document, together with the related notes, have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and present fairly in all material respects the financial condition, results of operations and cash flows of the Issuer and the Standby Purchaser as of the dates and for the periods indicated; the summary financial information set forth under the captions “Summary Financial Information for PIFCo,” and “Summary Financial Information for Petrobras” in the Preliminary Offering Document, the Reopening Offering Document and the Final Offering Document fairly present, on the basis stated in the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document , the information included therein. The financial information relating to Petrobas Energia Participaciones S.A.-PEPSA (formerly known as Perez Companc S.A.) and its consolidated Subsidiaries set forth in the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document fairly present, on the basis stated in the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document, the information included therein. Except as disclosed in the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document, there has been no material adverse change in the operations, business, property or assets of or in the financial condition of either of the Issuer or the Standby Purchaser and their consolidated Subsidiaries, taken as a whole, since December 31, 2002.  The segment data and other financial and statistical information incorporated by reference in the Registration Statement, the Final Offering Document and the Reopening Offering Document present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are incorporated by reference in the Registration Statement, the Final Offering Document and the Reopening Offering Document, and the books and records of the respective entities presented therein.

(w)       There are no pro forma or consolidated financial statements or other financial statements or data which are required to be included or incorporated by reference in the Registration Statement, the Final Offering Document or the Reopening Offering Document in accordance with Regulation S-X under the Securities Act which have not been included as so required.

(x)        The statistical, industry-related and market-related data included in the Preliminary Offering Document and the Final Offering Document or the Reopening Offering Document are based on or derived from sources which the Standby Purchaser and the Issuer reasonably and in good faith believe are reliable and accurate, and such data agree with the sources from which they are derived.

(y)        Except as set forth or contemplated in the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document, neither of the Issuer or the Standby Purchaser has entered into any transaction or agreement (whether or not in the ordinary course of business) material to either of the Issuer or the Standby Purchaser individually or the Issuer and the Standby Purchaser taken as a whole with their consolidated Subsidiaries.

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(z)        No action, suit or proceeding by or before any Governmental Authority involving the Issuer or the Standby Purchaser or any of their Subsidiaries or their property or assets is pending or, to the best knowledge of the Standby Purchaser, threatened, involving or in any way relating to (i) the Amended and Restated Standby Purchase Agreement, any of the other Reopening Transaction Documents or the transactions contemplated therein or (ii) any other matter that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document.  Neither the Issuer, the Standby Purchaser nor any of their Subsidiaries is in violation of or in default with respect to any applicable statute (including, without limitation, any applicable provision of the Sarbanes-Oxley Act, including any rules and regulations thereunder or related thereto), rule, writ, injunction, decree, order or regulation of any Governmental Authority having jurisdiction over such Person which is reasonably likely to have a Material Adverse Effect.

(aa)      Each of the Issuer and the Standby Purchaser and each of their respective Subsidiaries has good and marketable title to all of their properties and assets and owns or leases all such properties and assets as are both described in the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document, and necessary to the conduct of its operations as presently conducted free and clear of any liens, charges, security interests or other encumbrances except such as (i) do not materially interfere with the intended use thereof and (ii) could not reasonably be expected to have a Material Adverse Effect.  All leases and subleases material to the business of each of the Companies under which either of the Issuer and the Standby Purchaser holds properties, as described in the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document are in full force and effect; and neither the Standby Purchaser nor the Issuer has had any notice that any material claim of any sort has been asserted by anyone adverse to the Standby Purchaser’s or the Issuer’s rights under any leases or subleases mentioned above, or affecting or questioning the rights thereof to the continued possession of the leased or subleased premises under any such lease or sublease, except as would not result in a Material Adverse Effect.

(bb)      Each of PricewaterhouseCoopers Auditores Independentes (“PWC”) and Ernst & Young Auditores Independentes (“E&Y”) (who have certified the financial statements of the Issuer and the Standby Purchaser and supporting schedules and information of Standby Purchaser and the Issuer and their consolidated Subsidiaries and delivered their report with respect to the audited consolidated financial statements and other financial information included, in the case of PWC, in the Preliminary Offering Document and the Final Offering Document and, in the case of both PWC and E&Y, in the Reopening Offering Document relating to the Issuer and the Standby Purchaser and their consolidated Subsidiaries) and Pistrelli, Henry Martin y Associados S.R.L., a member firm of Ernst & Young (who have delivered their report with respect to financial information included in the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document relating to Petrobas Energia Participaciones S.A.- PEPSA (formerly known as Perez Companc S.A.) and its consolidated Subsidiaries) are independent public accountants within the meaning of the Code of Professional Conduct of the American Institute of Certified Public Accountants and the applicable requirements of Regulation S-X under the Securities Act and the Exchange Act and, in the case of E&Y, are certified public accountants with respect to the Standby Purchaser and the Issuer under the standards established by the local authorities in the Cayman Islands and Brazil, and, in the case of Pistrelli, Henry Martin y Associados S.R.I., are certified public accountants with respect to Petrobas Energia Participaciones S.A.-PEPSA (formerly known as Perez Companc S.A.) under the standards established by the local authorities in the Republic of Argentina.

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(cc)      Each of the Issuer and the Standby Purchaser and their respective Subsidiaries has filed or caused to be filed all tax returns which to the knowledge of the Issuer and the Standby Purchaser are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against such person or any of its respective properties and all other taxes, assessments, fees or other charges imposed on such person or any of its respective properties by, any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of such person); and no material tax liens or material liens with respect to any assessments, fees or other charges have been filed and, to the knowledge of such person, no material claims are being asserted with respect to any such taxes, assessments, fees or other charges.

(dd)     The Issuer and the Standby Purchaser and each of their respective Subsidiaries are insured by insurers that the Issuer and the Standby Purchaser reasonably believe to be financially sound against such losses and risks and in such amounts as are prudent and customary in the businesses and in the geographical regions in which they are engaged except when the failure to do so would not have a Material Adverse Effect; and neither of the Issuer or the Standby Purchaser nor any Subsidiary thereof has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ee)      No Subsidiary of the Issuer or the Standby Purchaser is currently prohibited, directly or indirectly, from paying any dividends to either of the Issuer or the Standby Purchaser, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Issuer or the Standby Purchaser any loans or advances to such Subsidiary from the Issuer or the Standby Purchaser or from transferring any of such Subsidiary’s property or assets to the Issuer or the Standby Purchaser or any other Subsidiary of the Issuer or the Standby Purchaser.

(ff)       The Issuer and the Standby Purchaser and their Subsidiaries possess all material licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither of the Issuer and the Standby Purchaser nor any of their Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

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(gg)      To ensure the legality, validity, enforceability or admissibility into evidence of any of the Reopening Transaction Documents, it is not necessary that any such other document be filed or recorded with any court or other authority in Brazil or the Cayman Islands (other than such authorizations or filings that have already been obtained or made, as applicable), or that any stamp or similar tax be paid in either Brazil or the Cayman Islands on or in respect of any such document, except as provided in the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document.  It is not necessary under the laws of Brazil or the Cayman Islands that any of the holders of the Notes, be licensed, qualified or entitled to carry on business in either Brazil or the Cayman Islands by reason of the execution, delivery, performance or enforcement of any of the Reopening Transaction Documents.

(hh)      The Issuer and the Standby Purchaser and each of their respective Subsidiaries each maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii)        The Issuer and the Standby Purchaser and their respective Subsidiaries (i) are in compliance with any and all applicable Environmental Laws, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under the applicable Environmental Laws to conduct their respective businesses and (iii) except as described in the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document, have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clauses (i), (ii) and (iii) above where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect.  Except as set forth in the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document, neither of the Issuer and the Standby Purchaser nor any of their Subsidiaries has been named as a “potentially responsible party” under the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, nor has the Issuer or any such Subsidiary been identified as the party responsible or potentially responsible for any breach or violation of any other similar Environmental Law.

(jj)        In the ordinary course of its business, the Issuer and the Standby Purchaser periodically review the effect of Environmental Laws on the business, operations and properties of the Issuer and the Standby Purchaser and their Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Issuer and the Standby Purchaser have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

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(kk)     The information set forth in the Preliminary Offering Document, the Final Offering Document, and the Reopening Offering Document relating to oil and gas reserves, oil and gas wells and any other oil and gas related information required to be disclosed in such Preliminary Offering Document,  the Final Offering Document and the Reopening Offering Document, has been prepared by the Issuer and the Standby Purchaser in all material respects on the basis disclosed in the Preliminary Offering Document,  the Final Offering Document and the Reopening Offering Document, and conforms in all material respects to the requirements of the Securities Act and the Exchange Act, as the case may be.

(ll)        The indemnification and contribution provisions set forth in Section 14 of the Amended and Restated Standby Purchase Agreement do not contravene Brazilian or Cayman Islands law or public policy.

(mm)    The Issuer and the Standby Purchaser are subject to civil and commercial law in respect of their obligations under the Amended and Restated Standby Purchase Agreement and the Issuer and the Standby Purchaser are not, nor are any of their properties, assets or revenues subject to any right of immunity under Cayman Islands, Brazilian or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, Brazilian, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to its obligations, liabilities or any other matter under or arising out of or in connection therewith; and, to the extent that the Issuer and the Standby Purchaser or any of their properties, assets or revenues may have or may thereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated thereby, may at any time be commenced, the Companies have waived or will waive such right to the extent permitted by law and have consented to such relief and enforcement as provided therein.

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(nn)      The submission of the Issuer and the Standby Purchaser to the non-exclusive jurisdiction of the courts of the Supreme Court of the State of New York, County of New York, and the United States District Court for the Southern District of New York (each, a “New York court”) in Section 18 of the Amended and Restated Standby Purchase Agreement, in the case of the Standby Purchaser, and, as applicable, under each of the Reopening Transaction Documents is legal, valid and binding under the laws of Brazil and the Cayman Islands; the appointment of the Standby Purchaser’s New York Branch located at 570 Lexington Avenue, 43rd Floor, New York, New York 10022 as its authorized agent for the purpose described in Section 18 of the Amended and Restated Standby Purchase Agreement and under each of the other Reopening Transaction Documents is legal, valid and binding under the laws of Brazil and the Cayman Islands; and the choice of law provision set forth in Section 18 of the Amended and Restated Standby Purchase Agreement and in each Reopening Transaction Document is legal, valid and binding under the laws of Brazil and the Cayman Islands.  Any final judgment of a New York court in respect of any amount payable by the Issuer and the Standby Purchaser under any Reopening Transaction Document and which conforms with Brazilian or Cayman Island, as applicable, law, rule, regulation or public policy and with the provisions for enforcement of foreign judgments set forth in the Final Memorandum be enforceable in the courts of Brazil and the Cayman Islands without reexamination of the merits.

(oo)      Any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Issuer and the Standby Purchaser based upon the Amended and Restated Standby Purchase Agreement would be declared enforceable against the Issuer and the Standby Purchaser by the courts of the Cayman Islands or Brazil, as applicable, without re-examination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, as provided in the provisions for enforcement of foreign judgments set forth in the Final Offering Document and the Reopening Offering Document.

(pp)      No part of the proceeds of the sale of the Notes will be used for any purpose that violates the provisions of any of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(qq)      Both presently and immediately after giving effect to the transactions contemplated by the Amended and Restated Standby Purchase Agreement, in the Final Offering Document and in the Reopening Offering Document, each of the Issuer and the Standby Purchaser (i) is and will be able to pay its debts as they become due and (ii) is not insolvent as defined under applicable Brazilian bankruptcy, insolvency or similar law or Cayman Islands bankruptcy, insolvency or similar law.

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(rr)       None of the Noteholders, the Underwriters or the Trustee will be deemed resident, domiciled, carrying on business or subject to taxation in Brazil or the Cayman Islands solely by the execution, delivery, performance or enforcement of any of the Reopening Transaction Documents or by virtue of the ownership or transfer of a Note or Exchange Note or the receipt of payment thereon assuming that none of such persons is a resident of Brazil or the Cayman Islands or has a permanent establishment or a fixed base in Brazil or the Cayman Islands.

(ss)       No Default or Event of Default (as defined in the Reopening Indenture) has occurred and is continuing.

(tt)       There are no Cayman Islands taxes on or by virtue of the execution or delivery of the Amended and Restated Standby Purchase Agreement, the Reopening Indenture, the Notes or any of the other Reopening Transaction Documents or any other document to be furnished thereunder.  Payments to be made by the Issuer and the Standby Purchaser or any other party to any of the Reopening Transaction Documents pursuant to the Reopening Transaction Documents will not be subject to Cayman Islands taxes.  There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of any of the Reopening Transaction Documents or the consummation of any of the other transactions described therein or the issuance and sale by the Issuer of the Notes.

(uu)      There is no tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in Brazil or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of the Amended and Restated Standby Purchase Agreement or any of the other Reopening Transaction Documents or (ii) on any payment to be made by the Standby Purchaser to the Trustee (to the extent that such payments are for the benefit of non-residents of Brazil) or the holders (that are non-residents of Brazil) of the Notes pursuant to the Amended and Restated Standby Purchase Agreement, except with respect to any payment of interest, fees or other income made to a party thereto outside of Brazil from funds of the Standby Purchaser in Brazil each of which currently would be subject to a withholding tax which, as of the date thereof, is levied at the rate of 15%, 25% if the beneficiary is domiciled in a tax haven jurisdiction or such other lower rate, as it may be contemplated in a bilateral treaty aimed at avoiding double taxation between Brazil and such other country where the recipient of the payment has its domicile.  The Standby Purchaser is permitted to make all payments pursuant to the Amended and Restated Standby Purchase Agreement free and clear of all taxes, levies, imposts, deductions, charges or withholdings imposed, levied or made by or in Brazil or any political subdivision or taxing authority thereof or therein, and no such payment in the hands of the Trustee (to the extent that such payments are for the benefit of non-residents of Brazil) or the Holders (that are non-residents of Brazil) of the Notes will be subject to any tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in Brazil or any political subdivision or taxing authority therein or thereof, in each case except as provided in the immediately preceding sentence.  The Standby Purchaser intends to make all payments pursuant to the Amended and Restated Standby Purchase Agreement from funds offshore Brazil.  The Standby Purchaser does not believe or reasonably expect that any interest paid or purchases of Purchase Obligations (as defined in the Amended and Restated Standby Purchase Agreement) made by the Standby Purchaser pursuant to the terms thereof will constitute interest paid by a trade or business in the United States within the meaning of Section 884 (f) (1) (A) of the Internal Revenue Code of 1986, as amended.  To ensure the legality, validity, enforceability or admissibility in evidence of the Amended and Restated Standby Purchase Agreement in Brazil, it is not necessary that the Amended and Restated Standby Purchase Agreement or any other document be filed or recorded with any court or other authority in Brazil, other than the notarization of the signatures of the parties signing outside Brazil, the subsequent consularization (authentication) of the signature of such a notary by a Brazilian consulate official and the subsequent translation of the Amended and Restated Standby Purchase Agreement into Portuguese by a sworn translator, or that any stamp or similar tax be paid on or in respect of the Amended and Restated Standby Purchase Agreement or any of the other Reopening Transaction Documents.

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(vv)      After being notarized, consularized and translated into Portuguese by a sworn translator, the Amended and Restated Standby Purchase Agreement will be in proper legal form under the laws of Brazil for the enforcement thereof in Brazil.

(ww)    To the extent the Standby Purchaser or its respective property has or may in the future have any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any competent court, service of process, attachment or execution, in any jurisdiction, with respect to its obligations, liabilities, or any other matter under or arising out of or in connection with the Amended and Restated Standby Purchase Agreement and any other Reopening Transaction Documents, the Standby Purchaser has effectively waived such rights as provided in Section 18 of the Amended and Restated Standby Purchase Agreement; provided that no assets of the Standby Purchaser which are specifically used in the furtherance of the activities listed in Article 177 of the Brazilian Constitution, in respect of which the Brazilian government has a monopoly, could be used by any person in Brazil acquiring such assets as a result of the execution thereof in violation of the provisions contained in such Article 177 of the Brazilian Constitution.  The execution and delivery of the Amended and Restated Standby Purchase Agreement by the Standby Purchaser and the performance of its obligations thereunder by the Standby Purchaser constitute private and commercial acts rather than governmental or public acts.

(xx)      Except as described in the Final Offering Document and in the Reopening Offering Document, and except as to matters, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect:

(i)         The Standby Purchaser and its Material Subsidiaries have obtained all environmental permits with respect to the business in which they are engaged and with respect to the facilities and properties owned, leased or operated by the Standby Purchaser or any of its Material Subsidiaries, and the business and all operations at the properties of the Standby Purchaser are in compliance with all environmental permits and are otherwise in compliance with all environmental laws;

(ii)        No officer of the Standby Purchaser or of any of its Material Subsidiaries has received any notice of any claim with respect to any of the properties, the business or otherwise, nor does the Standby Purchaser have knowledge or reason to believe that any such claim will be received or is threatened; and

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(iii)       There are no past or present actions, activities, events, conditions or circumstances, including the release, threatened, release, emission, discharge, generation, treatment, storage or disposal of any hazardous materials at any locations, that would reasonably be expected to give rise to liability of the Standby Purchaser or any of its Material Subsidiaries under any law or any contract or agreement.

(yy)      The Standby Purchaser has, independently and without reliance upon any Noteholder and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Amended and Restated Standby Purchase Agreement and each other Reopening Transaction Document to which it is or is to be a party, and the Standby Purchaser has established adequate means of obtaining from the Issuer on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of the Issuer.

SECTION 8.       Covenants.

For so long as the Notes remain outstanding or any amount remains unpaid on the Notes and the Indenture, the Guarantor will, and will cause each of its Subsidiaries to, comply with the terms and covenants set forth below (except as otherwise provided in a duly authorized amendment to this Amended and Restated Guaranty as provided herein):

(a)        Performance of Obligations.  The Guarantor  shall pay all amounts owed by it and comply with all its other obligations under the terms of this Amended and Restated Guaranty and the Indenture in accordance with the terms thereof.

(b)        Maintenance of Corporate Existence.  The Guarantor  will, and will cause each of its Subsidiaries to, (i) maintain in effect its corporate existence and all registrations necessary therefor except as otherwise permitted by Section 8(m) and (ii) take all actions to maintain all rights, privileges, titles to property, franchises, concessions and the like necessary or desirable in the normal conduct of its business, activities or operations; provided, however, that this Section 8(b) shall not require the Guarantor  to maintain or cause any Subsidiary thereof to maintain any such right, privilege, title to property or franchise or require the Guarantor to preserve the corporate existence of any Subsidiary, if, in each case, the failure to do so does not, and will not, have a Material Adverse Effect.

 (c)       Maintenance of Properties.  The Guarantor will, and will cause each of its Subsidiaries to, maintain and keep in good condition, repair and working order  (normal wear and tear excepted) all properties used or useful in the conduct of its or its Subsidiaries businesses, and will, and will cause each of its Subsidiaries to, make all necessary repairs, renewals, replacements and improvements thereof, all as in the judgment of the Guarantor shall be necessary properly to conduct at all times the business carried on in connection therewith; provided, that this Section 8(c) shall not require the Guarantor to maintain or cause any Subsidiary thereof to maintain any of such properties if the failure to maintain such properties does not, and will not, have a Material Adverse Effect.

(d)       Compliance with Laws and Agreements.  The Guarantor will comply, and will cause its Subsidiaries to comply, at all times in all material respects with all applicable Laws (including, without limitation, Environmental Laws), rules, regulations, orders and directives of any Governmental Authority having jurisdiction over the Guarantor and each Subsidiary thereof or their businesses or any of the transactions contemplated herein.  The Guarantor will also comply, and will cause its Subsidiaries to comply, with all covenants and other obligations contained in any agreements to which they are a party, except where the failure so to comply would not have a Material Adverse Effect.

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(e)    Maintenance of Governmental Approvals.  The Guarantor will, and will cause its Subsidiaries to, duly obtain and maintain in full force and effect all approvals of Governmental Authorities and third-parties, consents or licenses which are necessary under the laws of Brazil, the Cayman Islands or any other jurisdiction having jurisdiction over the Guarantor and each Subsidiary thereof in connection with the execution, delivery and performance of this Amended and Restated Guaranty and each other Transaction Document by the Guarantor or the validity or enforceability of any thereof.

(f)        Payments of Taxes and Other Claims.  The Guarantor will, and will cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Guarantor or such Subsidiary, as the case may be, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Guarantor or such Subsidiary, as the case may be; provided, however, that this Section 8(f) shall not require the Guarantor to, or to cause any Subsidiary thereof to, pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith and, if appropriate, by appropriate legal proceedings or where the failure to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim would not have a Material Adverse Effect.

(g)        Maintenance of Ownership of the Issuer.  For so long as any Notes are outstanding, the Guarantor will retain no less than 51% direct or indirect ownership of the outstanding voting and economic interests (equity or otherwise) of and in the Issuer.

(h)        Maintenance of Insurance.  The Guarantor will, and will cause each of its Subsidiaries to, maintain insurance with insurance companies that the Guarantor reasonably believes to be financially sound in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning or operating properties or facilities similar to those owned and operated by the Guarantor or its Subsidiaries, as the case may be, in the same general areas in which the Guarantor and its Subsidiaries own or operate their properties or facilities, except where the failure to do so would not have a Material Adverse Effect.

(i)         Maintenance of Books and Records.  The Guarantor shall, and shall cause each of its Material Subsidiaries to, maintain books, accounts and records in accordance with Reporting GAAP, in the case of the Guarantor and the Issuer, and, in the case of each other Subsidiary of the Guarantor, generally accepted accounting principles in the jurisdiction of each such Subsidiary is organized.

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(j)         Maintenance of Office or Agency.  So long as any of the Notes are outstanding, the Guarantor will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices to and demands upon the Guarantor in respect of this Amended and Restated Guaranty  may be served, and the Guarantor  will not change the designation of such office without prior written notice to the Trustee and designation of a replacement office in the same general location.

(k)        Ranking.  The Guarantor  will ensure at all times that its obligations under this Amended and Restated Guaranty  will constitute the general senior unsecured and unsubordinated obligations of the Guarantor  and will rank pari passu, without any preferences among themselves, with all other present and future senior unsecured and unsubordinated obligations of the Guarantor  (other than obligations preferred by statute or by operation of law) that are not, by their terms, expressly subordinated in right of payment to the obligations of the Guarantor under this Amended and Restated Guaranty.

(l)         Notice of Defaults.  The Guarantor  will give written notice to the Trustee, as soon as is practicable and in any event within ten calendar days after the Guarantor  becomes aware, or should reasonably become aware, of the occurrence of any Default or Event of Default, accompanied by a certificate of an  officer of the Guarantor  setting forth the details thereof and stating what action the Guarantor  proposes to take with respect thereto.

(m)       Limitation on Consolidation, Merger, Sale or Conveyance.  (i) The Guarantor  will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease or transfer substantially all of its properties, assets or revenues to any person or entity (other than a direct or indirect Subsidiary of the Guarantor) or permit any person or entity (other than a direct or indirect Subsidiary of the Guarantor) to merge with or into it,  unless:

(A)       either the Guarantor is the continuing entity or the person (the “Successor Company”)  formed by such consolidation or into which the Guarantor  is merged or that acquired or leased such property or assets of the Guarantor will be a corporation organized and validly existing under the laws of Brazil and shall assume (jointly and severally with the Guarantor  unless the Guarantor  shall have ceased to exist as a result of such merger, consolidation or amalgamation), by an amendment to this Amended and Restated Guaranty  (the form and substance of which shall be previously approved by the Trustee), all of the Guarantor’s obligations under this Amended and Restated Guaranty;

(B)       the Successor Company (jointly and severally with the Guarantor  unless the Guarantor  shall have ceased to exist as part of such merger, consolidation or amalgamation) agrees to indemnify each Noteholder against any tax, assessment or governmental charge thereafter imposed on such Noteholder solely as a consequence of such consolidation, merger, conveyance, transfer or lease with respect to the payment of principal of, or interest on, the Notes pursuant to this Amended and Restated Guaranty;

(C)       immediately after giving effect to such  transaction, no Event of Default,  and no Default has occurred and is continuing;

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(D)       the Guarantor  has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such merger consolidation, sale, transfer or other conveyance or disposition and the amendment to this Amended and Restated Guaranty comply with the terms of this Amended and Restated Guaranty  and that all conditions precedent provided for herein and relating to such transaction have been complied with; and

(E)       the Guarantor has delivered notice of any such transaction to Moody’s (which notice shall contain a description of such merger, consolidation or conveyance).

(ii)        Notwithstanding anything to the contrary in the foregoing, so long as no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom and the Guarantor has delivered notice of any such transaction to Moody’s and the Trustee (which notice shall contain a description of such merger, consolidation or conveyance):

(A)       the Guarantor  may merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its properties, assets or revenues to a direct or indirect Subsidiary of the Guarantor  in cases when the Guarantor  is the surviving entity in such transaction and such transaction would not have a Material Adverse Effect on the Guarantor  and its Subsidiaries taken as a whole, it being understood that if the Guarantor  is not the surviving entity, the Guarantor  shall be required to comply with the requirements set forth in the previous paragraph; or

(B)       any direct or indirect Subsidiary of the Guarantor  may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any person (other than the Guarantor or any of its Subsidiaries or Affiliates) in cases when such transaction would not have a Material Adverse Effect on the Guarantor  and its Subsidiaries taken as a whole; or

(C)       any direct or indirect Subsidiary of the Guarantor  may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any direct or indirect Subsidiary of the Guarantor; or

(D)       any direct or indirect Subsidiary of the Guarantor  may liquidate or dissolve if the Guarantor  determines in good faith that such liquidation or dissolution is in the best interests of the Guarantor, and would not result in a Material Adverse Effect on the Guarantor  and its Subsidiaries taken as a whole and if such liquidation or dissolution is part of a corporate reorganization of the Guarantor.

(n)        Negative Pledge.  So long as any Note remains outstanding, the Guarantor will not create or permit any Lien, other than a Permitted Lien, on any of the Guarantor’s assets to secure (i) any of the Guarantor’s Indebtedness or (ii) the Indebtedness of any other person, unless the Guarantor contemporaneously creates or permits such Lien to secure equally and ratably the Guarantor’s obligations under this Amended and Restated Guaranty or the Guarantor provides such other security for the Notes as is duly approved by the Trustee, at the direction of the Noteholders, in accordance with the Indenture.  In addition, the Guarantor will not allow any of the Guarantor’s Subsidiaries to create or permit any Lien, other than a Permitted Lien, on any of the Guarantor’s assets to secure (i) any of the Guarantor’s Indebtedness, (ii) any of its own Indebtedness or (iii) the Indebtedness of any other person, unless it contemporaneously creates or permits the Lien to secure equally and ratably the Guarantor’s obligations under this Amended and Restated Guaranty or the Guarantor or such Subsidiary provides such other security for the Notes as is duly approved by the Trustee, at the direction of the Noteholders, in accordance with the Indenture.

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 (o)       Transactions with Affiliates.  The Guarantor shall not, and shall not permit any of its Subsidiaries to, enter into or carry out (or agree to enter into or carry out) any transaction or arrangement with any Affiliate, except for any transaction or arrangement entered into or carried out on terms no less favorable to the Guarantor or such Subsidiary than those which could have been obtained on an arm’s-length basis with a person that is not an Affiliate, provided, however, that the foregoing shall not apply to transactions (i), between the Guarantor and the Issuer or any Subsidiary of the Issuer or (ii) except as otherwise permitted pursuant to clause (i), between or among the Guarantor, the Issuer and any of their respective Subsidiaries not involving any other person so long as consummation of any such transaction described in this clause (ii) will not have a Material Adverse Effect.

(p)        Provision of Financial Statements and Reports.  (i)  The Guarantor  will provide to the Trustee, in English or accompanied by a certified English translation thereof, (A) within 90  calendar days after the end of each fiscal quarter (other than the fourth quarter), its unaudited and consolidated balance sheet and statement of income calculated in accordance with Reporting GAAP, (B) within 120 calendar days after the end of each fiscal year, its audited and consolidated balance sheet and statement of income calculated in accordance with Reporting GAAP and (C) such other financial data as the Trustee may reasonably request.

(ii)        The Guarantor  will provide, together with each of the financial statements delivered pursuant to Sections 8(p)(i)(A) and (B), an Officer’s Certificate stating that a review of the activities of the Guarantor and the Issuer has been made during the period covered by such financial statements with a view to determining whether the Guarantor and the Issuer have kept, observed, performed and fulfilled their  covenants and agreements under this Amended and Restated Guaranty  and the Indenture, as applicable, and that no Default or Event of Default has occurred during such period or, if one or more have actually occurred, specifying all such events and what actions have been taken and will be taken with respect to such Default or Event of Default.

(iii)       The Guarantor shall, whether or not it is required to file reports with the SEC, file with the SEC and deliver to the Trustee (for redelivery to all Noteholders) all reports and other information as it would be required to file with the SEC under the Exchange Act if it were subject to those regulations; provided, however, that if the SEC does not permit the filing described in the first sentence of this Section 8(p)(iii), the Guarantor will provide annual and interim reports and other information to the Trustee within the same time periods that would be applicable if the Guarantor were required and permitted to file these reports with the SEC.

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(q)        Further Actions.  The Guarantor will, at its own cost and expense, and will cause its Subsidiaries to, at their own cost and expense, take any action, satisfy any condition or take any action (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required, in the reasonable opinion of the Trustee, in accordance with applicable Laws (as applicable) to be taken, fulfilled or done in order to (i) enable the Guarantor to lawfully enter into, exercise its rights and perform and comply with its obligations under this Amended and Restated Guaranty and each of the other Transaction Documents to which it is a party, as the case may be, (ii) ensure that the Guarantor’s obligations under this Amended and Restated Guaranty and each of the other Transaction Documents are legally binding and enforceable, (iii) make this Amended and Restated Guaranty and each of the other Transaction Documents admissible in evidence in the courts of the State of New York, Brazil or the Cayman Islands, (iv) enable the Trustee to exercise and enforce its rights under and carry out the terms, obligations, provisions and purposes of this Amended and Restated Guaranty and each of the other Transaction Documents, (v) take any and all action necessary to preserve the enforceability of, and maintain the Trustee’s rights under this Amended and Restated Guaranty and the other Transaction Documents, including, without limitation, refraining from taking any action that reasonably can be expected to have an adverse effect on the enforceability of, or any of the Trustee’s rights under, this Amended and Restated Guaranty and the other Transaction Documents, and (vi) assist the Trustee in the Trustee’s performance of its obligations under this Amended and Restated Guaranty and the other Transaction Documents; provided, however, that the Guarantor shall not be required to take any action contemplated herein if it promptly (and in no event later than two Business Days after any such request) provides to the Trustee a written opinion from counsel reasonably acceptable to the Trustee specifying that the failure to take such action or satisfy such condition would not have an adverse effect on the rights of the Noteholders.

SECTION 9.       Amendments, Etc.

  No amendment or waiver of any provision of this Amended and Restated Guaranty  and no consent to any departure by the Guarantor  therefrom shall in any event be effective unless the same shall be in writing and signed by the Trustee and the Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. For the avoidance of doubt, Article IX of the Indenture shall apply to an amendment to this Amended and Restated Guaranty to determine whether the consent of Holders is required for an amendment and if so, the required percentage of Holders of the Notes required to approve the amendment.

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SECTION 10.  Indemnity.

(a)        Without limitation on any other obligations of the Guarantor or remedies of the Trustee under this Amended and Restated Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Trustee and its officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligation to be the legal, valid and binding obligations of the Guarantor enforceable against it in accordance with their terms.

(b)        The Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Guarantor or any of its Affiliates or any of their respective officers, directors, employees, agents and advisors, and the Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

SECTION 11.   Notices, Etc.

(a) All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy) and mailed, telecopied or delivered by hand, if to the Guarantor, addressed to it at Avenida República do Chile, 65, 20035-900 Rio de Janeiro - RJ, Brazil, Telephone:  (55-21) 3224-4079, Telecopier: (55-21) 3224-6197, Attention: Sonia Tereza Terra Figueiredo Vasconcellos, Corporate Finance & Treasury/Debt Control, if to the Trustee, at The Bank of New York Mellon, 101 Barclay Street, 4E, New York, New York, 10286, USA, Telephone:  (1-212) 815-5616, Telecopier: (1-212) 815-5603, Attention: Corporate Trust Department or, as to any party, at such other address as shall be designated by such party in a written notice to each other party.  All such notices and other communications shall, when telecopied, be effective when transmitted.  Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Amended and Restated Guaranty shall be effective as delivery of an original executed counterpart thereof.

(b)        All payments made by the Guarantor to the Trustee hereunder shall be made to the Payment Account (as defined in the Indenture).

SECTION 12.   Survival.

Without prejudice to the survival of any of the other agreements of the Guarantor under this Amended and Restated Guaranty or any of the other Transaction Documents, the agreements and obligations of the Guarantor contained in Section 2 (with respect to the payment of all other amounts owed under the Indenture), Section 7, Section 10 and Section 15 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Amended and Restated Guaranty, the termination of this Amended and Restated Guaranty and/or the resignation or removal of the Trustee.

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SECTION 13.   No Waiver; Remedies.

No failure on the part of the Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 14.   Continuing Agreement; Assignment of Rights Under the Indenture and the Notes.

This Amended and Restated Guaranty  is a continuing guaranty  and shall (a) remain in full force and effect until the later of (i) the repayment in full by the Issuer of all amounts due and owing under the Indenture with respect to the Notes and (ii) the repayment in full of all Guaranteed  Obligations and all other amounts payable under this Amended and Restated Guaranty, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Trustee, on behalf of Noteholders, and their successors, transferees and assigns.  Without limiting the generality of clause (c) of the immediately preceding sentence, any Noteholder may assign or otherwise transfer its rights and obligations under the Indenture (including, without limitation, the Note or Notes held by it) to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Noteholder herein or otherwise, in each case as and to the extent provided in the Indenture. The Guarantor  shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Noteholders.

SECTION 15.   Currency Rate Indemnity.

(a)        The Guarantor  shall (to the extent lawful) indemnify the Trustee and the Noteholders and keep them indemnified against:

            (i)         in the case of nonpayment by the Guarantor  of any amount due to the Trustee, on behalf of the Noteholders, under this Amended and Restated Guaranty  any loss or damage incurred by any of them arising by reason of any variation between the rates of exchange used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Guarantor; and

            (ii)        any deficiency arising or resulting from any variation in rates of exchange between (a) the date as of which the local currency equivalent of the amounts due or contingently due under this Amended and Restated Guaranty  or in respect of the Notes is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Guarantor, and (b) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation.  The amount of such deficiency shall be deemed not to be increased or reduced by any variation in rates of exchange occurring between the said final date and the date of any bankruptcy, insolvency or liquidation or any distribution of assets in connection therewith.

(b)          The Guarantor  agrees that, if a judgment or order given or made by any court for the payment of any amount in respect of its obligations  hereunder is expressed in a currency (the “Judgment Currency”) other than U.S. dollars (the “Denomination Currency”), it will indemnify the relevant Holder and the Trustee against any deficiency arising or resulting from any variation in rates of exchange between the date at which the amount in the Denomination Currency is notionally converted into the amount in the Judgment Currency for the purposes of such judgment or order and the date of actual payment thereof.

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(c)           The above indemnities shall constitute separate and independent obligations of the Guarantor  from its obligations hereunder, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or the filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Guarantor for a liquidated sum or sums in respect of amounts due under this Amended and Restated Guaranty, or under the Indenture or the Notes or under any judgment or order.

SECTION 16.  Governing Law; Jurisdiction; Waiver of Immunity, Etc.

(a)                This Amended and Restated Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)               The Guarantor  hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amended and Restated Guaranty  or any of the other Transaction Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the Guarantor  hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court.  The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Amended and Restated Guaranty  or any other Transaction Document shall affect any right that any party may otherwise have to bring any action or proceeding against the Issuer or the Guarantor, as the case may be, relating to this Amended and Restated Guaranty  or any other Transaction Document in the courts of any jurisdiction.

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(c)                The Guarantor  hereby irrevocably appoints and empowers the New York office of Petróleo Brasileiro S.A., located at 570 Lexington Avenue, 43rd Floor, New York, New York 10022 as its authorized agent (the “Process Agent”) to accept and acknowledge for and on its behalf and on behalf of its property service of any and all legal process, summons, notices and documents which may be served in any such suit, action or proceedings in any New York State court or United States federal  court sitting in the State of New York in the Borough of Manhattan and any appellate court from any thereof, which service may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts.  The Guarantor  will take any and all action necessary to continue such designation in full force and effect and to advise the Trustee of any change of address of such Process Agent and;  should such Process Agent become unavailable for this purpose for any reason, the Guarantor  will promptly and irrevocably designate a new Process Agent within New York, New York, which will agree to act as such, with the powers and for the purposes specified in this subsection (c).  The Guarantor  irrevocably consents and agrees to the service of  any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by hand delivery, to it at its address set forth in Section 10  or to any other address of which it shall have given notice pursuant to Section 10 or to its Process Agent.  Service upon the Guarantor  or the Process Agent as provided for herein will, to the fullest extent permitted by law, constitute valid and effective personal service upon it and the failure of the Process Agent to give any notice of such service to the Guarantor  shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

(d)               The Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amended and Restated Guaranty or any of the other Transaction Documents to which it is or is to be a party in any New York State or federal court.  The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(e)                THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT  TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY NOTEHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

(f)                This Amended and Restated Guaranty  and any other documents delivered pursuant hereto, and any actions taken hereunder, constitute commercial acts by the Guarantor.  The Guarantor  irrevocably and unconditionally and to the fullest extent permitted by law, waives, and agrees not to plead or claim, any immunity from jurisdiction of any court or from any legal process (whether through service of  notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) for itself, the Issuer or any of their  property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Amended and Restated Guaranty, any of the Transaction Documents or any document delivered pursuant hereto, in each case for the benefit of each assigns, it being intended that the foregoing waiver and agreement will be effective, irrevocable and not subject to withdrawal in any and all jurisdictions, and, without limiting the generality of the foregoing, agrees that the waivers set forth in this subsection (f) shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976 and are intended to be irrevocable for the purposes of such act.

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SECTION 17.   Execution in Counterparts.

This Amended and Restated Guaranty  and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amended and Restated Guaranty  by telecopier shall be effective as delivery of an original executed counterpart of this Amended and Restated Guaranty.

SECTION 18.   Entire Agreement.

  This Amended and Restated Guaranty, together with the Indenture and the Notes, sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

[Signature page follows]

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IN WITNESS WHEREOF, the Guarantor  has caused this Amended and Restated Guaranty  to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

PETRÓLEO BRASILEIRO S.A. – PETROBRAS

By:            /s/ Sérvio Túlio da R. Tinoco

      Name: Sérvio Túlio da R. Tinoco
      Title:    Chief Financial Officer

WITNESSES:

1.

    Name:

2.  /s/ Hernani M. Fortuna

    Name: Hernani M. Fortuna

ACKNOWLEDGED:

THE BANK OF NEW YORK MELLON, as Trustee and not
in its individual capacity

By:      /s/ John T. Needham, Jr.
                   Name: John T. Needham, Jr.
                   Title:  Vice President

WITNESSES:

                        1.          /s/ Karon Greene

                            Name: Karon Greene

                        2.          /s/ Catherine F. Donohue

                           Name: Catherine F. Donohue

STATE OF NEW YORK                   )

                                                           )           ss:

COUNTY OF NEW YORK              )

                  On this 10th day of February 2012, before me, a notary public within and for said county, personally appeared John T. Needham, Jr., to me personally known, who being duly sworn, did say that he is a Vice President of The Bank of New York Mellon, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said entity.

               On this 10th day of February 2012, before me personally came Karon Greene and Catherine F. Donohue to me personally known, who being duly sworn, did say that they signed their names to the foregoing instrument as witnesses.

[Notarial Seal]

            /s/ Danny Lee

Notary Public

COMMISSION EXPIRES